Exhibit 10.5
THIS SECURITY INTEREST AGREEMENT is made on October 29, 2009
BETWEEN:
(1)	CANARGO ENERGY CORPORATION, a Delaware corporation and debtor-in-possession (the “Debtor”); and

(2)	PERSISTENCY, a Cayman Islands limited company (the “Secured Party”).
RECITALS
(A)	The Secured Party has agreed to advance loans to the Debtor pursuant to the terms of a financing agreement dated on or about the date of this security agreement made between the Debtor and the Secured Party, as amended, varied, supplemented, extended, renewed, restated, novated or replaced from time to time (the “Financing Agreement”).

(B)	The Debtor is the sole legal and beneficial owner of the Charged Property (as defined below).

(C)	It is a requirement of the Financing Agreement that the Debtor enters into this security agreement.

(D)	It is expressly understood by the parties that Secured Party shall not seek to enforce its rights hereunder unless it is permitted to do so under the Loan Documents and Financing Orders (as such terms are defined below).
IT IS AGREED as follows:
1.	INTERPRETATION

1.1	In this security agreement, including the recitals, the following words and expressions shall have the meaning set out against them (unless the context requires otherwise):

“at any time” includes from time to time and for the time being;

“Business Day” means a day (other than a Saturday and Sunday) on which banks are open for normal business in New York and Guernsey;

“certificate” means a certificate of title to securities;

“Charged Property” means the assets listed in schedule 1 to this security agreement;

“Collateral” means the Charged Property and any Derivative Asset at any time subject to the security interest created under this security agreement;

“Company” means CanArgo Limited, a company incorporated in Guernsey with number 32825, whose registered office is Martello Court, Admiral Park, St Peter Port,

Guernsey and whose shares or other securities are the subject of the security created under this security agreement;

“Default Rate” shall have the same meaning as “Post-Default Rate” as defined in the Financing Agreement;

“Derivative Asset” means any dividend, distribution, interest on dividends and distributions, stock, share or other security, right, money or other intangible moveable property at any time after the date of this security agreement derived from or accruing, offered or created in relation to, or issued in substitution for, all or any part of the Charged Property;

“Event of Default” means any of the events referred to in clause 6;

“Expenses” means all costs (including legal costs), charges, expenses, losses, liabilities and damages (and any taxes or duties payable on any such items) (in each case, on a full indemnity basis) suffered or incurred by the Secured Party or its attorney, delegate, sub-delegate or other appointee, arising out of or in connection with all or any part of the Indebtedness;

“Indebtedness” means any and all present and future moneys, obligations and liabilities in any currency or currencies (whether actual or contingent and whether owed solely or jointly and whether as principal or surety or in any other capacity whatsoever) which shall, from time to time (whether due on demand or upon notice or at fixed dates), be or become due, owing or incurred by the Debtor to the Secured Party under or in connection with (a) the Loan Documents and (b) this security agreement (including all Expenses);

“Law” means the Security Interests (Guernsey) Law, 1993;

“Loan Documents” shall have the meaning ascribed thereto in the Financing Agreement;

“Pledge Agreement” means the pledge agreement dated on or about the date of this security agreement made between the Debtor and the Secured Party, as amended, varied, supplemented, extended, renewed, restated, novated or replaced from time to time with respect to the Security Interest granted to the Secured Party in the Collateral under and in accordance with the laws of the State of New York;

“Security Interest” means any lien, charge, bond, mortgage, pledge, assignment, hypothecation, title retention, security interest, equitable interest, trust arrangement or any other agreement or arrangement of any kind having the effect of creating security;

“transfer” includes assignment.

1.2	References to the Secured Party include its successors, assigns and nominees and any branch or agent of the Secured Party in Guernsey or elsewhere. References to the Debtor include its successors in title and permitted assigns (as the case may be).

1.3	In this security agreement, unless the context otherwise requires:
(a)	references to a person shall include any body corporate or unincorporate;

(b)	words denoting the singular shall include the plural and vice versa;

(c)	words denoting a gender shall include the other gender and the neuter and neuter references shall include all genders;

(d)	references to recitals, clauses, sub-clauses, paragraphs, sub-paragraphs and schedules are references to recitals, clauses, sub-clauses, paragraphs and sub-paragraphs of, and to schedules to, this security agreement;

(e)	any reference to any statute or statutory provision shall include a reference to any order, ordinance or regulation made under it and any such reference shall be construed as a reference to such statute, statutory provision, order, ordinance or regulation as amended, modified, consolidated, extended, re-enacted or replaced from time to time;

(f)	a reference to “assets” includes properties, revenues and rights of every description;

(g)	a reference to “authorisation” includes an authorisation, consent, approval, resolution, licence, exemption, filing, recording, registration and notarisation;

(h)	words and expressions contained in this security agreement shall, unless otherwise defined, bear the same meaning as in the Financing Agreement; and

(i)	a time of day is a reference to Guernsey time.
1.5	Unless otherwise defined in this security agreement or the Financing Agreement or unless the context otherwise requires, words and expressions contained in this security agreement shall bear the same meaning as in the Law.

1.6	The recitals of, and schedules to, this security agreement form part of this security agreement and any references to this security agreement shall include those recitals and schedules.

1.7	Any reference to this security agreement and to any agreement or document referred to in it shall be a reference to this security agreement or such agreement or document as amended, varied, supplemented, extended, restated, renewed, novated or replaced from time to time.

1.8	Clause headings are for ease of reference only and shall not affect the construction of this security agreement.

2.	SECURITY INTEREST

2.1	In consideration of the Secured Party making available or continuing to make available to the Debtor loan facilities under the Financing Agreement, the Debtor covenants to the Secured Party to pay and discharge the Indebtedness and to perform and observe all its other obligations to the Secured Party on their respective due dates and as a continuing security to the Secured Party for such payment, discharge, performance and observance, all as may be required under the Financing Agreement and other Loan Documents, the Debtor, as legal and beneficial owner of the Collateral (save as set out in this security agreement), with the intention of creating a security interest in the Collateral in favour of the Secured Party, pursuant to the provisions of the Law, hereby:
(a)	undertakes to deliver to the Secured Party (or its nominee), upon execution and delivery of this security agreement, the certificates relating to the Charged Property so that the Secured Party (or its nominee) shall have possession of those certificates, subject to the terms of this security agreement; and

(b)	assigns, transfers and otherwise makes over to the Secured Party (or its nominee) title to the Charged Property and assigns all right, title and interest in and to the Derivative Assets.
2.2	The Debtor undertakes, upon execution and delivery of this security agreement and otherwise at any time as the Secured Party shall require,:
(a)	to deliver immediately to the Secured Party, subject to the provisions of this security agreement, executed but undated instruments of transfer for that part of the Collateral capable of being so transferred (but with the name of the transferee and the consideration left blank) and such other documentation as the Secured Party may require, at any time, in order to enable the Secured Party, at any time, to vest title to that part of the Collateral in itself or its nominee or any purchaser;

(b)	to execute a notice of assignment to the Collateral in the form set out in schedule 2, to give effect to the relevant provisions of the Law;

(c)	to deposit with the Secured Party immediately, all certificates relating to the Collateral including any certificate which the Debtor receives in relation to the Collateral at any time after completion of this security agreement;

(d)	to assign, transfer or otherwise make over to the Secured Party, immediately on receipt of a request from the Secured Party, at any time, subject to the provisions of this security agreement and the Law, title to any of the Collateral not held by the Secured Party at that time and execute a notice of assignment (in a form provided by the Secured Party) pursuant to the provisions of the Law;

(e)	upon demand by the Secured Party and at the Debtor’s expense, to do promptly all acts and things and to sign, seal, execute and deliver promptly all documents and deeds as the Secured Party may require, pursuant to the provisions of this security agreement or the Law, to:

(i)	perfect, preserve or protect the security interest created or intended to be created by this security agreement over the Collateral, including (without limitation) the control of, or title to, any part of the Collateral;

(ii)	enable the Secured Party (or its appointee) to exercise any rights, powers, discretion or remedies in respect of any part of the Collateral; and

(iii)	give effect to any application, sale or disposal pursuant to the provisions of this security agreement or the Law (as the case may be).
2.3	The Debtor agrees that:
(a)	the security interests created in accordance with the terms of clause 2.1 shall exist concurrently;

(b)	all certificates relating to the Collateral in the possession of the Secured Party (or its nominee) at any time shall be held by the Secured Party (or its nominee), subject to the provisions of this security agreement;

(c)	title to all of the Collateral held by the Secured Party (or its nominee) at any time shall be held by the Secured Party (or its nominee) subject to the provisions of this security agreement.
2.4	If and in so far as the provisions of clause 2.1 shall not be effective to create or perfect a security interest in any part of the Collateral, the Debtor shall hold that part of the Collateral on trust for the Secured Party.
2.5	If, at any time, any other certificate relating to any such Collateral is deposited with, or title to any intangible moveable property forming part of the Collateral is transferred to, the Secured Party (or its nominee), any such other certificate or property shall, without further notice or agreement, become subject to the provisions of this security agreement, except that the provisions of clause 4.1 shall take effect on the date on which any such certificate is so deposited or title is transferred.
3.	CONTINUING SECURITY AND ITS PRESERVATION
3.1	The security interest created by this security agreement shall be a continuing security for the Indebtedness for the benefit of the Secured Party, notwithstanding the fluctuation in the level of liability under the Indebtedness or the partial payment, discharge, performance or observance of the Indebtedness and shall:
(a)	not be discharged or affected by any act, omission, matter or thing (whether or not it is known to the Debtor or the Secured Party) which, but for this provision, would reduce, release or otherwise prejudice any of the Debtor’s liability and obligations under this security agreement, in whole or in part;

(b)	remain binding on the Debtor notwithstanding any amalgamation, reconstruction, reorganisation, merger, sale or transfer by or involving the Secured Party or the Debtor; and

(c)	be additional to, and shall not merge with or be in any way prejudiced or affected by, any other guarantee, indemnity, Security Interest, right or remedy, now or at any time after the date of this security agreement, held by or in favour of the Secured Party for any of the Indebtedness including (without limitation) any rights of set-off or counterclaim.
3.2	The Secured Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

3.3	The Debtor hereby irrevocably and unconditionally waives any right it may have whatsoever under the laws of Guernsey or elsewhere at any time (whether or not now existing) of first requiring the Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security against, or claim payment from, any person before enforcing this security agreement and this security agreement shall take effect without the benefit to the Debtor of the droit de discussion.

4.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

Representations and Warranties

4.1	The Debtor represents and warrants to the Secured Party that, save as provided in this security agreement, and subject to entry of the Financing Orders:
(a)	subject to the security interest created by this security agreement, the Debtor is the sole legal and beneficial owner of the Collateral and all rights in relation to it;

(b)	save for the security interest created by this security agreement (or Permitted Priority Liens and the Carve-Out Expenses), no part of the Collateral or any right in relation to it is subject to any Security Interest, right of set-off, pre-emption right, option to purchase or similar rights whatsoever, no claim or counterclaim has been made or threatened by any person in relation to any such rights in connection with the Collateral nor are there any circumstances which may give rise to any such claim or threat and there are no agreements, rights or other matters which affect or might affect:
(i)	all or any part of the Collateral or any rights in relation to it;

(ii)	the validity or enforceability of this security agreement;

(iii)	the ability of the Debtor to perform its obligations under this security agreement;

(c)	the Debtor is duly incorporated under the laws of Delaware and has full capacity, power and authority to enter into this security agreement and be bound by its terms;

(d)	this security agreement constitutes legal, valid and binding obligations of the Debtor and creates a valid and effective security interest under the Law, in each case, enforceable against the Debtor in accordance with its terms;

(e)	the creation of the security interest pursuant to the terms of this security agreement and the performance of any of the transactions contemplated in this security agreement does not and shall not contravene any restriction to which all or any part of the Collateral may be subject of which the Debtor has Knowledge;

(f)	by entering into this security agreement and by taking any action or entering into any documents in connection with this security agreement, to the Knowledge of Debtor, none of the Debtor or any of its directors or other officers shall be violating or be in breach of:
(i)	any provision of any agreement, arrangement or undertaking to which it is a party or which otherwise affects it or its respective securities or material assets which violation or breach shall have a material adverse effect;

(ii)	its Certificate of Incorporation or Bylaws ; or

(iii)	any law or regulation or any judgement, order, injunction, ruling or award, in any material respect, of any court, judicial, administrative or governmental authority or arbitrator of which Debtor has Knowledge and by or to which the Debtor or any of its assets, businesses or securities is bound or subject or otherwise affected which violation shall have a material adverse effect;
(g)	to the Knowledge of Debtor, no event has occurred or circumstance exists which constitutes or, with the giving of notice, lapse of time and/or a relevant determination, would constitute an Event of Default;

(h)	the Company is duly incorporated under the laws of Guernsey and the Charged Property constitutes all the issued share capital of the Company and such share capital is fully paid up or credited as fully paid up.
Undertakings

4.2	The Debtor undertakes to the Secured Party that (subject to the Financing Orders, Loan Documents, Permitted Priority Liens and Carve-Out Expenses):
(a)	during the subsistence of the security created or intended to be created under or pursuant to the provisions of this security agreement:

(i)	the Debtor shall (subject to the security interest created by this security agreement) continue to be the sole beneficial owner of the Collateral and to all rights in relation to it and shall not permit any person, other than the Secured Party (or its nominee), to be registered as holder of the Collateral or any part of it;

(ii)	the Debtor shall not and shall not agree or attempt to, and shall procure that no person shall or shall agree or attempt to, at any time, other than with the Secured Party’s prior written consent, create, grant, extend or permit to subsist any Security Interest, right of set-off, option to purchase or other similar rights whatsoever on, over or affecting all or any part of the Collateral or any rights in relation to it. The prohibition in this sub-paragraph shall apply to any Security Interest, right of set-off, option to purchase or other similar right which ranks or purports to rank in point of security in priority to, pari passu with, or subsequent to, the security constituted (or intended to be created) under the terms of this security agreement;

(iii)	the Debtor shall not, and shall procure that no person shall, take or omit to take or agree or attempt to take or omit to take, any action which might or shall:
(aa)	materially depreciate, jeopardise or otherwise prejudice the value to the Secured Party of all or any part of the Collateral;

(bb)	alter or dilute the rights attaching to any of the Collateral;

(cc)	affect the validity or enforceability of this security agreement;

(dd)	affect the ability of the Debtor to perform its obligations under this security agreement;
(iv)	the Debtor shall not (and shall procure that no person shall) assign, surrender, sell, transfer or otherwise dispose of all or any part of the Collateral or any rights in relation to it or agree to do so;
(b)	until payment, discharge or performance in full of the Indebtedness, the Charged Property shall continue to constitute all the issued share capital of the Company; and

(c)	immediately procure the amendment of the Company’s articles of incorporation in the form set out in the draft special resolution contained in schedule 3.
4.3	The representations, warranties and undertakings in clauses 4.1 and 4.2 are made on the date of this security agreement and are deemed to be repeated on each date on which any of the representations and warranties and undertakings in the Financing Agreement are repeated with reference to the facts and circumstances then existing.

5.	VOTING AND OTHER RIGHTS
5.1	For so long as the Collateral or any part of it is registered in the name of the Debtor or its nominee and remains subject to the Security Interest granted hereunder, the Debtor undertakes that (subject to the Financing Orders and the Loan Documents):
(a)	it shall, and shall procure that its nominee shall, comply with all obligations and conditions assumed by, and imposed on, the Debtor in respect of the Collateral or any relevant part;

(b)	in relation to the exercise or performance or observance by it or its nominee of the rights, privileges, powers and obligations in relation to the Collateral, it shall, and shall procure that its nominee shall:
(i)	not exercise or perform or observe any such rights, privileges, powers and obligations without the prior written consent of the Secured Party;

(ii)	comply, without delay, with any instructions given to it or its nominee by the Secured Party for the exercise and performance or observance of any such rights, privileges, powers and obligations;
(c)	it shall, and shall procure that its nominee shall, provide to the Secured Party or its nominee any executed form of proxy or other document reasonably required in order for the Secured Party to exercise all voting rights in relation to such Collateral; provided, that, until an Event of Default shall occur and be continuing the Secured Party hereby agrees and confirms that the Debtor shall have all and the exclusive voting power with respect to such securities and any other shares, securities or other equity interests constituting Collateral; provided, further, that the Debtor shall not exercise such rights in any way that would have a material adverse effect on the value of the Collateral; and

(d)	it shall, and shall procure that its nominee shall, promptly forward to the Secured Party a copy of all notices, correspondence and/or other communications it receives in relation to the Collateral.
5.2	[Reserved.]

5.3	For so long as the Collateral or any part of it is registered in the name of the Debtor or its nominee at any time after the occurrence of an Event of Default which is continuing (subject to the Financing Orders and the Loan Documents), the Debtor shall immediately exercise, perform or observe, or cause to be exercised, performed or observed, in such manner as the Secured Party may, in its absolute discretion, direct, such voting and other rights, powers, privileges and obligations relating to the Collateral which may be exercised, performed or observed by the registered holder of the Collateral or other holder of such rights, powers, privileges and obligations.

6.	EVENTS OF DEFAULT

6.1	Each of the following events shall constitute an “Event of Default” under this security agreement.:
(a)	the occurrence of an “Event of Default” as defined in the Financing Agreement; or

(b)	any breach or failure by the Debtor to discharge, observe or perform any of its obligations falling due under or pursuant to any provision of this agreement, which, if any such breach or failure is capable of being cured, is not cured within 5 business days after written notice of such breach or failure has been provided to Debtor.
6.2	The Debtor shall promptly notify the Secured Party of the occurrence of an Event of Default or of any circumstances likely, in the reasonable opinion of the Debtor, to give rise to an Event of Default at such time as it first obtains Knowledge of any such Event of Default or any such circumstance.
7.	REMEDIES ON DEFAULT
7.1	Upon the occurrence of an Event of Default, subject to the Financing Orders, the Loan Documents and clause 7.2 below, the Secured Party may:
(a)	(if it has not already done so), complete the instruments of transfer of the securities forming all or part of the Collateral on behalf of the Debtor and any nominee of the Debtor;

(b)	serve notice on the Debtor specifying the particular Event of Default and after any such service of notice the Secured Party may, in accordance with the provisions of the Law, sell or apply all or any part of the Collateral in such manner and for such consideration (whether payable or deliverable immediately or by instalments), as the Secured Party may, in its absolute discretion, determine; and

(c)	give a good discharge for any money received in exercise of its power of sale and for any right, money or property receivable in respect of all or any of the Collateral.
7.2	All proceeds received by the Secured Party in respect of any sale of, collection from, or other realisation upon, all or any part of the Collateral (less any expenses of holding, preparing for sale, selling or the like, which shall include the Secured Party’s reasonable attorneys’ fees and legal expenses and subject to the Financing Orders and the Loan Documents) shall be applied to the Indebtedness, and to the extent of any excess of such proceeds, to the payment to the Debtor or upon the order of the Debtor, unless otherwise required by applicable law. Notwithstanding the foregoing and anything herein to the contrary, all proceeds received by the Secured Party in respect of the Collateral shall be subject to the prior payment of the Carve-Out Expenses having priority of payment over the Obligations to the extent set forth in clause “first” of the definition of Agreed Administrative Expense Priorities as it appears in the

Financing Agreement and the Permitted Priority Liens in accordance with the Requisite Priority.

7.3	The Secured Party shall not be liable (in the absence of bad faith or willful misconduct):
(a)	for any failure to apply or distribute the proceeds of sale of all or any part of the Collateral in accordance with the provisions of the Law, if the Secured Party applies or distributes such proceeds in good faith in accordance with this Agreement, without further enquiry and in accordance with the information expressly known to it at the time of such application or distribution;

(b)	to account for any other loss on realisation or for any default or omission for which it might be liable, in each case, as a consequence of entering into possession of any part of the Collateral, in the absence of bad faith or willful misconduct.
7.4	Where a power of sale or application is exercised by the Secured Party in respect of part only of the Collateral, the security interest created under this security agreement shall remain in effect over that part of the Collateral in respect of which the Secured Party has not exercised its power of sale or application, as the case may be.

7.5	Any Derivative Asset received by the Debtor after the occurrence of an Event of Default shall be held by the Debtor on trust for the Secured Party and shall be transferred promptly to the Secured Party or as it directs, on demand, or, failing such demand, on receipt by the Debtor.

8.	DELEGATION AND POWER OF ATTORNEY

8.1	After the occurrence of an Event of Default which is continuing, the Secured Party may delegate, by power of attorney or in any other manner, to any person any right, power or discretion exercisable by the Secured Party under this security agreement. Any such delegation may be made upon the terms (including a power to sub-delegate) and subject to any regulations that the Secured Party may think fit.

8.2	By way of security, the Debtor irrevocably and severally appoints each of the Secured Party and any of the Secured Party’s attorneys, delegates, sub-delegates or other appointees, as the Debtor’s attorney, to do all such acts and things and to sign, seal, execute and deliver all such documents and deeds, in the name and on behalf of the Debtor, which the Debtor is obliged to do or execute or may do or execute under or in relation to this security agreement and the Collateral (or any part of it) and to do all such other acts and things and sign, seal, execute and deliver all such other documents and deeds, deemed necessary or desirable, in the absolute discretion of the Secured Party, in connection with this security agreement or all or any part of the Collateral or for the purpose of perfecting, protecting, preserving and enforcing the security interest created or intended to be created by this security agreement. The Debtor further covenants with the Secured Party to ratify and confirm any exercise of this power of attorney by any attorney pursuant to its appointment under this clause.

9.	EXPENSES

Consistent with the provisions of the Loan Documents and the Financing Orders (including specifically payment of any unpaid Carve-Out Expenses), the Debtor shall pay to the Secured Party, in the currency (if the Secured Party so requires) incurred by the Secured Party, all Expenses suffered or incurred by the Secured Party or its attorney, delegate, sub-delegate or other appointee and, pending reimbursement, such outstanding Expenses shall form part of the Indebtedness and shall bear interest (both before and after judgement) at the Default Rate from the date the Secured Party or its appointee incurred the relevant Expenses until such expenses and the interest on them is irrevocably paid in full. To the extent that Debtor pays any Expenses pursuant to the Loan Documents such payments shall be paid in lieu of and shall not be in addition to any Expenses payable hereunder and vice versa, it being acknowledged and agreed by the Secured Party that the execution and delivery of this security agreement by Debtor is merely to further secure the Secured Party and not to duplicate Debtor’s expenses in respect of the security interests granted hereunder and under the Loan Documents.

10.	NOTICES

10.1	Any notice, demand or other document to be given or made pursuant to this security agreement or the Law to the Debtor or the Secured Party (as the case may be) shall be given or made when:
(a)	personally delivered to it; or

(b)	posted by prepaid first class post to it at its registered office; or

(c)	sent by fax to any fax number recorded for it in clause 10.4 below.
10.2	Any notice, demand or other document to be given or made to the Debtor pursuant to the provisions of clause 10.1 shall be deemed to have been received:
(a)	immediately upon delivery; or

(b)	48 hours after posting; or

(c)	immediately after receipt of a successful receipt answerback provided that the fax is sent during normal business hours on a Business Day in the place of receipt / it is sent before 3p.m. on a Business Day at the place of receipt, failing which it shall be deemed to be received at 9a.m. on the next Business Day in that place.
In proving service it shall be sufficient to prove:
(i)	in the case of personal service, that it was handed to the party or delivered to or left in an appropriate place for receipt of letters at its address;

(ii)	in the case of a letter sent by post, that the letter was properly addressed, stamped and posted or sent by recorded delivery;

(iii)	in the case of faxes, that it was properly addressed and despatched to the number of the relevant party and there was a successful receipt answerback, provided that any notice, demand or other document given under the terms of clause 10.1 but not received on a Business Day in the place of receipt shall be deemed to have been given on the next Business Day in that place.

10.3	Any notice, demand or other document to be given to the Secured Party shall only be effective on actual receipt by the Secured Party, by or on behalf of the person whose details are set out in clause 10.4 in relation to the Secured Party (or as otherwise notified, at any time, to the Debtor by the Secured Party).

10.4	The address and fax number for service of any notice, demand or other document to be sent pursuant to the provisions of clause 10.1 are (subject to any amendment by written notice to the relevant party in accordance with the terms of this clause) as follows:

The Secured Party:	Andrew J. Morris
Persistency
c/o Persistency Capital LLC
1270 Avenue of the Americas
Suite 2100
New York NY 10020
Fax: (646) 619-4642
Phone: (212) 554-1813

with a copy to:	John R. Ashmead, Esq.
Seward & Kissel LLP
One Battery Park Plaza
New York, NY 10004
Fax: (212) 480-8421
Phone: (212) 574-1200

The Debtor:	CanArgo Energy Corporation
[Address]
Fax: (206) 834-7688
Phone: (206) 682-8322

with a copy to:	Peter Basilevsky, Esq.
Satterlee Stephens Burke & Burke LLP
230 Park Avenue
New York, NY 10169
Fax: (212) 818-9606
Phone: (212) 818-9200
11.	REDEMPTION OF SECURITY

11.1	Subject to the Debtor having no liability (whether actual or contingent) or other obligation outstanding in respect of the Indebtedness to the Secured Party and subject to the terms of the Indebtedness having been satisfied in full, the Secured Party shall, as soon as reasonably practicable, at the request and cost of the Debtor, re-assign, release or otherwise discharge the security constituted by or pursuant to this security agreement and pay to the Debtor all dividends, other distributions, interest or other income paid on and received by the Secured Party in respect of any part of the Collateral and not applied in discharge of the Indebtedness.

11.2	Where any discharge is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition (including, without limitation, any discharge or arrangement made in relation to this security agreement) which is avoided or must be restored on insolvency, liquidation or otherwise, without limitation, the security interest created or intended to be created in, and the liability of the Debtor under, this security agreement shall continue as if the discharge or arrangement had not occurred.

12.	ASSIGNMENT AND SUCCESSORS

12.1	Subject to the Loan Documents and Financing Orders, the Secured Party shall have a full and unfettered right to assign and transfer all or any part of its rights and obligations under this security agreement to any person, at any time.

12.2	The Debtor shall not assign or otherwise transfer all or any part of its rights, benefits or obligations arising under this security agreement.

12.3	This security agreement is binding on and enforceable against the Debtor’s successors in title.

13.	MISCELLANEOUS

13.1	Every provision contained in this security agreement shall be severable and distinct from every other such provision and if, at any time, under the laws of any jurisdiction, any such provision is or becomes invalid, illegal or unenforceable, such consequences shall not affect the validity, legality and enforceability of:
(a)	the other provisions of this security agreement in that jurisdiction; and

(b)	that and any of the other provisions of this security agreement in any other jurisdiction.
13.2	This security agreement may be executed in any number of counterparts, each of which shall be an original and which together shall constitute one and the same instrument.

13.3	Any failure by the Secured Party to exercise or any delay by it in exercising any right, power or remedy available to it under the provisions of this security agreement or under the law or otherwise shall not operate as a waiver of any such right, power or remedy and any single or partial exercise of any such right, power or remedy shall not prevent any further exercise of that or any other right, power or remedy. Any right, power or remedy of the Secured Party under this security agreement may be waived specifically and in writing only.

13.4	The rights, powers and remedies provided in this security agreement are cumulative and are not exclusive of any rights, powers and remedies provided by the law.

13.5	This security agreement and/or appropriate financing statements to cover the Collateral may also be filed in the appropriate jurisdiction(s) in the United States, to, to the extent possible, obtain a perfected security interest in the Collateral; provided, however, that doing so shall not in any way affect the extent and validity of this security agreement or its effect under the laws of Guernsey, including, without limitation, the charge provided herein as a matter of the laws of Guernsey. The Pledge Agreement shall not be deemed to be in conflict with this security agreement and the parties acknowledge that the purpose of the two agreements is to ensure that the Secured Party obtains a perfected security interest in the Collateral.

13.6	In any conflict in interpretation between this security agreement and the Loan Documents, the provisions of the Loan Documents shall control; provided, that, if any such conflict would defeat the requirements for obtaining valid security under the Security Interests (Guernsey) Law, 1993, in such instance the Loan Documents shall not control.

13.7	It is understood that notwithstanding anything herein, Secured party shall have no right to exercise rights against, and shall do nothing with respect to, the Collateral except as permitted herein and under the Loan Documents and Financing Orders.

14.	GOVERNING LAW AND JURISDICTION

14.1	This security agreement is governed by, and shall be construed in accordance with, the laws of Guernsey.

14.2	The Debtor hereby, and subject to the Loan Documents and Financing Orders, after an Event of Default that is continuing:
(a)	agrees that all disputes howsoever arising under, from, or in connection with this security agreement shall be governed exclusively by, and shall be determined in accordance with, the laws of Guernsey in the Guernsey courts;

(b)	irrevocably waives, and agrees not to raise, any objection it may have now or at any time after the date of this security agreement to:
(i)	the venue for any action or proceedings arising out of, or in connection with, this security agreement;

(ii)	any claim that any action or proceedings arising out of, or in connection with, this security agreement have been brought in an inconvenient forum or otherwise; and
(c)	irrevocably agrees that any judgement or order of a Guernsey court resulting from any action or proceedings brought in accordance with the provisions of this clause, shall be conclusive and binding on it and may be enforced against it in any court of any other jurisdiction.
14.3	Subject to the Loan Documents and Financing Orders, after an Event of Default which is continuing, nothing contained in this clause shall limit the right of the Secured Party to take any action or proceedings arising out of, or in connection with, this security agreement in any other court of competent jurisdiction, nor shall taking any such action or proceedings in one or more jurisdictions preclude any such action or proceedings being taken in any other jurisdiction (whether or not concurrently).
IN WITNESS WHEREOF the parties have executed this security agreement on the date first appearing on page 1 above.
CANARGO ENERGY CORPORATION

By:
Name: Vincent McDonnell
Title: President

PERSISTENCY

By:
Name: Andrew Morris
Title: Authorized Signatory

SCHEDULE 1
The Charged Property
[ ] shares of £[ ] each comprising all the issued share capital of the Company.

SCHEDULE 2
Part I
NOTICE OF ASSIGNMENT

From:
PERSISTENCY	CANARGO ENERGY
CORPORATION

(the “Assignee”)	(the “Assignor”)
2009

To:	CanArgo Limited (the “Company”)
[registered address]
Dear Sirs
Security interest agreement between the Assignor and the Assignee dated
2009 (the “Security Agreement”)
Notice of assignment and security interest
We, the Assignor and the Assignee, hereby give you, the Company, notice that, pursuant to the terms of the Security Agreement, the Assignor has given a security interest to the Assignee (inter alia) by way of assignment of all its right, title and interest to [ ] shares of £[ ] each in the capital of the Company (the “Shares”) and to any dividend, distribution, interest or other income, at any time after the date of the Security Agreement, derived from or accruing, offered or created in relation to, or issued in substitution for, all or any part of the Shares (the “Derivative Assets”).
Instructions to the Company
As registered holder of the Shares, the Assignor, hereby irrevocably authorises and instructs the Company:
(a)	to forward to the Assignee all notices, correspondence and/or other communications it receives in relation to the Shares and/or any Derivative Assets or any instructions given to you from time to time in relation to the Shares and/or any Derivative Assets;

(b)	to follow instructions received by you from the Assignee in priority to instructions received from the Assignor with respect to the Shares and/or any Derivative Assets until such time as the Assignee advises you in writing otherwise;

(c)	to give to the Assignee all information which the Assignee may request, from time to time, in writing, in respect of all or any part of the Shares and/or any Derivative Assets;

(d)	to notify the Assignee in writing in connection with any proposed issue or transfer to the Assignor or its nominee of further shares in the Company.
The Assignor hereby confirms that it (and not the Assignee) shall be responsible for the payment of all calls, fees, duties, taxes, expenses and other amounts due from time to time to the Company or otherwise arising in respect of all or any of the Shares and the Derivative Assets.
The contents of this notice may not be revoked, amended or varied without the prior written consent of the Assignee.
We should be grateful if you would sign and return to the Assignor and the Assignee the enclosed form of acknowledgement in relation to this notice.
This notice is governed by and shall be construed in accordance with Guernsey law.
Yours faithfully

PERSISTENCY

By:
Name:
Title:

and

CANARGO ENERGY CORPORATION

By:
Name:
Title:

Part II
ACKNOWLEDGEMENT
CANARGO LIMITED
2009

To:	PERSISTENCY (the “Assignee”)
       CANARGO ENERGY CORPORATION (the “Assignor”)
Dear Sirs
Security interest agreement between the Assignor and the Assignee dated ___, October,2009 (the “Security Agreement”)
We, CanArgo Limited (the “Company”), hereby acknowledge receipt of a notice of assignment (the “Notice”) dated ___ October, 2009 to us from the Assignee and the Assignor in relation to (inter alia) security interests given by the Assignor to the Assignee, pursuant to the terms of the Security Agreement in respect of the Shares and the Derivative Assets (as defined in the Notice).
The Company’s confirmations
In consideration of the Assignee providing to the Debtor (as defined in the Security Agreement) certain loan facilities from time to time, by executing this letter, the Company hereby:
(i)	acknowledges the security created under the Security Agreement in relation to the Shares and the Derivative Assets;

(ii)	accepts the authorisations and instructions to it as set out above and undertakes to comply with them;

(iii)	confirms that it has not received notice of any prior assignment nor of any other security interest of any kind whatsoever given over or in respect of the Shares, the Derivative Assets or any other rights in relation to the Shares;

(iv)	confirms that it is not aware of any dispute between the Assignor and any person claiming under it nor of any other opposing or conflicting claims in relation to any of the Shares or the Derivative Assets or any action whatsoever in respect of any of them;

(v)	undertakes to notify the Assignee prior to a request from a third party to approve the transfer of any of the Shares or shares comprised in the Derivative Assets to any person (other than the Assignee or its nominee) during the subsistence of the Security Agreement;

(vi)	undertakes not to exercise any rights of set-off, counterclaim, retention or deduction or any lien or other rights of security that it may have from time to time over all or any of the Shares or any Derivative Assets; and

(vii)	undertakes to inform the Assignee, immediately in writing, if the Company becomes aware of any dispute, security interest of any kind whatsoever, claim or purported exercise of any rights over or in relation to any of the Shares, the Derivative Assets or any other rights in relation to the Shares.
This acknowledgement is governed by and shall be construed in accordance with Guernsey law.
Yours faithfully
Duly authorised signatory
for and on behalf of
CANARGO LIMITED

SCHEDULE 3
SPECIAL RESOLUTION

DEBTOR:

CANARGO ENERGY CORPORATION

By:
Name:
Title:

SECURED PARTY:

PERSISTENCY

By:
Name:
Title:

DATED	2009
BETWEEN
CANARGO ENERGY CORPORATION
and
PERSISTENCY

SECURITY INTEREST AGREEMENT
relating to shares in the capital of CanArgo Limited

Advocates and Notaries Public P.O. Box 186 1 Le Marchant Street St. Peter Port Guernsey GY1 4HP Channel Islands
Telephone +44 (0) 1481 723466 Fax +44 (0) 1481 714653 advocates@ozannes.com www.ozannes.com